                                             Exhibit 23







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of SCANA Corporation on Form S-3 of our report dated February 6, 1995 (September 6, 1995 as it relates to the restated financial statements discussed in Note 1A), appearing in the Current Report on Form 8-K of SCANA Corporation dated September 6, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
September 6, 1995



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